UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 6, 2008
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
Appellate Court Ruling
As previously disclosed in the notes to our financial statements, we have been involved with a dispute with a former consultant who demanded payment of royalties on the sales of certain knee products. We contended that the plaintiff breached his agreement, and therefore we owed no royalties to the plaintiff. In April 2006, the United States District Court for the District of Massachusetts (District Court) granted partial summary judgment in favor of the plaintiff, ruling that the plaintiff did not breach his contract. A damages hearing was held in March 2007 and damages were set at $2.6 million plus interest. Both parties appealed the decision of the District Court.
On June 6, 2008, we received a ruling from the United States Court of Appeals for the First Circuit (Appeals Court) affirming the decision by the District Court for the District of Massachusetts granting partial summary judgment in favor of the plaintiff, ruling that the plaintiff did not breach his contract. The Appeals Court also affirmed the other rulings of the District Court.
We will recognize the $2.6 million in damages plus interest within our results of operations for the three months ended June 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: June 6, 2008

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

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